UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2007
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information set forth in Items 2.03 and 3.02 hereof is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As previously announced, on August 7, 2007, Nuance Communications, Inc. (“Nuance”) entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. and Goldman, Sachs & Co. (the “Initial Purchasers”) to offer and sell $220 million aggregate principal amount of its 2.75% Senior Convertible Debentures due 2027 (the “Debentures”), plus up to an additional $30 million aggregate principal amount of the Debentures at the option of the Initial Purchasers to cover over-allotments, if any, in a private placement for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act.
On August 13, 2007, Nuance closed the sale of $250 million aggregate principal amount of the Debentures, including the exercise of the Initial Purchasers’ over-allotment option in full. In connection with the closing, on August 13, 2007, Nuance entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), governing the Debentures and issued a global note (the “Global Note”) in the aggregate principal amount of $250 million in the name of Cede & Co. as nominee for The Depository Trust Company. A copy of the Indenture, including the form of Global Note, is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The following description of the Indenture and the Global Note is a summary only and is qualified in its entirety by reference to Exhibit 4.1.
The material terms and conditions of the Indenture and the Debentures governed thereby are as follows:
Maturity. August 15, 2027.
Interest. The Debentures bear interest at a rate of 2.75% per year. Interest is payable in cash semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2008.
Conversion Rights. See description in Item 3.02 below.
Purchase at Option of Holders Upon a Fundamental Change. If a fundamental change (as defined in the Indenture) occurs prior to maturity, holders of the Debentures may require Nuance to purchase all or a portion of their Debentures in cash at a purchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but excluding, the repurchase date.
Ranking. The Debentures are Nuance’s general senior unsecured obligations, ranking equally in right of payment to all of Nuance’s existing and future unsecured, unsubordinated indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Debentures. The Debentures are effectively subordinated to Nuance’s secured indebtedness to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to indebtedness and other liabilities of Nuance’s subsidiaries.
Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the principal amount of the Debentures plus accrued and unpaid interest (including additional interest), if any, to become due and payable:
1.	a default by Nuance in the payment when due of any principal on any of the Debentures at maturity, or upon repurchase or redemption;

2.	a default by Nuance in the payment of any interest when due on any of the Debentures, which default continues for 30 days;

3.	a failure by Nuance to deliver cash and, if applicable, shares of common stock upon conversion of a

Debenture, which continues for 5 days following the scheduled settlement date for such conversion;

4.	a default by Nuance in its obligation to provide notice of the occurrence of a fundamental change as required by the Indenture;

5.	a failure by Nuance to perform or observe any other term, covenant or agreement contained in the Debentures or the Indenture, and such default continues for 60 days after receipt of notice of such default;

6.	a default by Nuance or any of its significant subsidiaries under any indebtedness for borrowed money that results in the acceleration of indebtedness, or the failure to pay any such indebtedness at maturity, in each case in an aggregate amount in excess of $35 million, and such indebtedness is not discharged and acceleration is not rescinded, stayed or annulled within 30 days after receipt of notice of such default;

7.	a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) is rendered against Nuance or any of its significant subsidiaries, and such judgment is not discharged or stayed within 90 days; or

8.	certain events of bankruptcy, insolvency or reorganization of Nuance or any significant subsidiary.
In connection with the issuance of the Debentures, on August 13, 2007, Nuance entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The following description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1.
Under the Registration Rights Agreement, Nuance has agreed, for the benefit of the holders of the Debentures, to use its commercially reasonable efforts to cause a shelf registration statement with respect to the resale of the Debentures and the common stock issuable upon conversion of the Debentures to become effective as promptly as reasonably practicable after filing a shelf registration statement with respect thereto, but in no event later than 180 days after the first date of original issuance of the Debentures. Nuance also has agreed to use its commercially reasonable efforts to keep the shelf registration statement continuously effective, subject to certain exceptions, until the earliest of (1) two years from the last date of original issuance of the Debentures, (2) the date when all registrable securities shall have been registered under the Securities Act and disposed of, (3) the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act, and (4) the date on which the registrable securities cease to be outstanding. Additional interest will accrue on the Debentures if the shelf registration statement has not become effective by the 180th day after the first date of original issuance of the Debentures, or if after the shelf registration statement has become effective, such shelf registration statement ceases to be effective (without being succeeded immediately by an effective replacement shelf registration statement), or the shelf registration statement or prospectus contained therein ceases to be usable in connection with the resales of Debentures and any common stock issuable upon the conversion of the Debentures, in accordance with and during the periods specified in the registration rights agreement.
The Debentures have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws. This Current Report on Form 8-K is not an offer to sell the Debentures nor is it soliciting an offer to buy the Debentures.
Item 3.02 Unregistered Sales of Equity Securities
The information set forth in Item 2.03 hereof is incorporated by reference into this Item 3.02. As disclosed above, on August 13, 2007, Nuance issued and sold $250 million aggregate principal amount of the Debentures, including the exercise of the Initial Purchasers’ over-allotment option in full. The Debentures were sold pursuant to the Purchase Agreement in a private placement to the Initial Purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act and Rule 144A under the Securities Act. Nuance received approximately $241.3 million in net proceeds from the offering, after deducting the Initial Purchasers’ discount and commissions and estimated offering expenses.
The Debentures are convertible at a holder’s option at an initial conversion rate of 51.3736 shares of common stock per $1,000 principal amount of Debentures (equivalent to a conversion price of approximately $19.47 per share), subject to adjustment.
Holders may convert their Debentures at their option at any time prior to the maturity date only under the following circumstances:
1.	prior to February 15, 2027, on any date during any fiscal quarter beginning after September 30, 2007 (and only during such fiscal quarter), if the closing sale price of a share of common stock was more than 120% of the then current conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

2.	at any time on or after February 15, 2027;

3.	with respect to any Debentures called for redemption, until the close of business on the business day prior to the redemption date;

4.	if Nuance distributes to all or substantially all holders of common stock, rights or warrants entitling them to purchase, for a period of 45 calendar days or less, common stock at a price less than the average closing sale price per share of the common stock for the ten trading days preceding the declaration date for such distribution;

5.	if Nuance distributes to all or substantially all holders of common stock, cash or other assets, debt securities or rights to purchase such securities, which distribution has a per share value exceeding 10% of the closing sale price per share of the common stock on the trading day preceding the declaration date for such distribution;

6.	if Nuance is a party to a specified business combination that does not constitute a fundamental change;

7.	during a specified period if a fundamental change occurs; or

8.	during the five consecutive business day period immediately following any five consecutive trading day period in which the trading price for $1,000 principal amount of the Debentures for each day during such five trading day period was less than 98% of the closing sale price of a share of common stock and multiplied by the then applicable conversion rate.
Nuance intends to use the net proceeds of the offering, together with cash on hand, to fund the acquisition of Tegic Communications, Inc., pursuant to a Stock Purchase Agreement, dated as of June 21, 2007.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

4.1	Indenture, dated as of August 13, 2007, between Nuance Communications, Inc. and U.S. Bank National Association, as Trustee (including form of 2.75% Convertible Subordinated Debentures due 2027).

10.1	Registration Rights Agreement, dated as of August 13, 2007, among Nuance Communications, Inc. and Citigroup Global Markets Inc. and Goldman Sachs & Co.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: August 17, 2007	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 13, 2007, between Nuance Communications, Inc. and U.S. Bank National Association, as Trustee (including form of 2.75% Convertible Subordinated Debentures due 2027).
10.1	Registration Rights Agreement, dated as of August 13, 2007, among Nuance Communications, Inc. and Citigroup Global Markets Inc. and Goldman Sachs & Co.